UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022 (September 26, 2022)

SEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)

805-498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2022, Semtech Corporation (the “Company”), with certain of its domestic subsidiaries as guarantors, entered into a Third Amendment and Restatement Agreement (the “Restatement Agreement”) with the lenders referred to therein, HSBC Bank USA, National Association, as resigning administrative agent and JPMorgan Chase Bank, N.A., as successor administrative agent.

Pursuant to the Restatement Agreement, substantially concurrently with the consummation of the Company’s previously disclosed acquisition of Sierra Wireless, Inc. (“Sierra Wireless”), subject to the conditions precedent set forth in the Restatement Agreement (the date of satisfaction thereof, the “Restatement Effective Date”), the Company’s existing credit agreement will be amended and restated to: (i) extend the maturity date of $405 million of the $600 million in aggregate principal amount of revolving commitments thereunder from November 7, 2024 to the fifth anniversary of the Restatement Effective Date (subject to, in certain circumstances, an earlier springing maturity), (ii) provide for incurrence by the Company on the Restatement Effective Date of a new five-year term loan facility in an aggregate principal amount of $895 million, intended to be used to fund a portion of the cash consideration for the acquisition of Sierra Wireless and related fees and expenses, (iii) provide for JPMorgan Chase Bank, N.A. to succeed HSBC Bank USA, National Association as administrative agent and collateral agent under the credit agreement on the Restatement Effective Date, (iv) modify the maximum consolidated leverage covenant as set forth in the Restatement Agreement and (v) make certain other changes as set forth in the Restatement Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, including changes consequential to the incorporation of the new term loan facility.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Restatement Agreement attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Document Description

10.1	Third Amendment and Restatement Agreement, dated as of September 26, 2022, by and among Semtech Corporation, the guarantors party thereto, JPMorgan Chase Bank, N.A., as successor administrative agent, and the other parties thereto

104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	September 29, 2022	/s/ Emeka N. Chukwu
		Name:	Emeka N. Chukwu
		Title:	Chief Financial Officer